UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2022

PCSB FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-38065	81-4710738
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2651 Strang Boulevard, Suite 100, Yorktown Heights, New York		10598
(Address of Principal Executive Offices)		(Zip Code)

(914) 248-7272
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common stock, $0.01 par value per share	PCSB	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol(s))	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 21, 2022, PCSB Financial Corporation (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”).  The final vote result on each matter submitted to a vote of stockholders is as follows:

1.	The Agreement and Plan of Merger, dated as of May 23, 2022, by and between Brookline Bancorp, Inc. and the Company, was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
11,359,345	91,573	32,043	-0-

2.	The compensation payable to the named executive officers of the Company in connection with the merger, was approved by the following non-binding, advisory vote:

For	Against	Abstain	Broker Non-Votes
10,344,351	1,035,297	103,313	-0-

3.	The adjournment of the Special Meeting, if necessary or appropriate, was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
9,119,335	2,262,692	100,934	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PCSB FINANCIAL CORPORATION

DATE: September 22, 2022	By:	/s/ Jeffrey M. Helf
Jeffrey M. Helf Senior Vice President and Chief Financial Officer